UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2014
(Date of earliest event reported)

CTD HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-25466	59-3029743
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 418-8060
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 16, 2014, at a meeting of the Registrant’s Board of Directors, the Board appointed N. Scott Fine to the position of Vice Chair and Lead Director.  Mr. Fine has been a director of the Registrant since February 2014.  In his new position, Mr. Fine will be responsible for assisting the Chairman in all aspects of Board management, coordinating management presentations to the Board, overseeing the governance framework of the Board, assisting management with the development and implementation of its capital markets program, and monitoring Board committees and other functions.

In addition, the Registrant’s Board of Directors has restructured its committee composition following the appointment in April 2014 of Patrick Ostronic as a new outside director.  The revised composition of the key board committees is as follows:

Audit Committee	Compensation Committee	Nomination and Governance Committee
Scott Fine *	Markus Sieger *	Scott Fine *
Jeffrey Tate	Rick Strattan	Patrick Ostronic
Patrick Ostronic	Patrick Ostronic	George Fails

*      Indicates Chair

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

By:	/s/ C.E. Rick Strattan
Name: C.E. Rick Strattan Title: Chief Executive Officer

Date: May 21, 2014